Exhibit 10.2

EXECUTION COPY

GUARANTEE

This GUARANTEE (this “Guarantee”) dated as of April 7, 2006, made by Horizon Lines, Inc., a Delaware corporation, in favor of each of HL Tiger LLC, HL Hunter LLC, HL Hawk LLC, HL Falcon LLC and HL Eagle LLC (collectively, the “Owners” and each individually an “Owner”).

WHEREAS, the Owners have agreed that, upon the purchase of the Vessels by SFL Holdings from the Sellers, the Owners shall purchase the Vessel from SFL Holdings and, simultaneously with such sale, let and demise the Vessel to the Charterer; and

WHEREAS, in order to induce the Owners to enter into the Transaction Documents (as defined in each Charter referred to below to which each Owner is a party) to which it is a party, the Guarantor has agreed to extend this Guarantee in favor of the Owners.

NOW, THEREFORE, in consideration of the Owners entering into the Transaction Documents to which it is a party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound, hereby covenants and agrees as follows:

SECTION 1. Definitions and Rules of Interpretation. All terms used in this Guarantee which are not otherwise defined in this Guarantee shall have the respective meanings given in the bareboat charter (the “Charter”) between Horizon Lines, LLC, as the Charterer and HL Eagle LLC, as Owner, dated as of the date hereof, which Charter is incorporated herein by reference as if fully set forth herein. The rules of interpretation set forth in the Charter apply mutatis mutandis to this Guarantee.

SECTION 2. Guarantee. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, absolutely and unconditionally guarantees to the Owners and their successors and permitted assigns: (a) the prompt and complete payment by the Charterer, as and when due and payable (whether by demand or otherwise), of all obligations and liabilities of the Charterer to the Owners now existing or hereafter incurred under or arising out of or in connection with the Transaction Documents to which the Charterer is a party, whether for Hire, fees, expenses or otherwise and all other obligations and liabilities of any kind of the Charterer in connection with the transactions contemplated by the Transaction Documents and any agreement, instrument or certificate relating thereto to the Owners (including any liabilities (for damages or otherwise) of the Charterer in respect of any breach by the Charterer of any of its representations, warranties and covenants in any Transaction Document to which it is party) and (b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of the Charterer contained in the Transaction Documents to which it is a party and any agreement or instrument or certificate relating thereto (all such obligations, liabilities, covenants, terms and conditions and undertakings referred to in clauses (a) and (b) above being herein called the “Obligations”); and agrees to pay on demand any and all Expenses which may be paid or incurred by any Owner in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights under this Guarantee or under the Obligations including any Expenses incurred in connection with any bankruptcy proceeding involving the Charterer or the Guarantor.

SECTION 3. The Guarantor’s Obligations Absolute and Unconditional.

(a) The Guarantor hereby guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents to which the Charterer is a party, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Owner with respect thereto. This Guarantee is a guarantee of payment and performance and not of collection and the obligations and liabilities of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any of the Obligations, the Transaction Documents (other than due to fraud or misrepresentation of any Owner) or any agreement, instrument or certificate relating thereto, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law or otherwise of the exercise of, any right with respect to the foregoing (including in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of the Charterer, any Owner or any other Person); (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations, or any other amendment or waiver of or consent to any departure from any Transaction Document or any agreement, instrument or certificate relating thereto; (iii) any claim, set-off, counterclaim, defense or other rights which the Chartere or Guarantor may have at any time and from time to time against any Owner or any other Person, whether in connection with the transactions contemplated by the Transaction Documents or any unrelated transaction; (iv) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution or similar proceedings with respect to the Charterer or any other Person; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Charterer or any other guarantor or surety in respect of the Obligations or the Guarantor in respect of this Guarantee.

(b) This Guarantee (i) is a continuing guarantee and shall remain in full force and effect until the payment or performance in full of the Obligations due and owing the Owners and the payment of the other expenses to be paid by the Guarantor pursuant hereto; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations are rescinded or must otherwise be returned or reimbursed by any Owner upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Charterer or otherwise, all as though such payment had not been made.

(c) The obligations and liabilities of the Guarantor under this Guarantee shall not be conditioned or contingent upon the pursuit by any Owner of any right or remedy against the Charterer which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of set off with respect thereto.

(d) The Guarantor hereby consents that , without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by any Owner may be rescinded by such Owner and any of the Obligations continued after such rescission.

SECTION 4. Waivers. The Guarantor hereby unconditionally waives: (a) promptness and diligence; (b) notice of or proof of reliance by any Owner upon this Guarantee or acceptance of this Guarantee; (c) notice of the incurrence of any Obligation by the Charterer or the renewal, extension or accrual of any Obligation; (d) notice of any actions taken by any Owner or the Charterer under the Transaction Documents or any other agreement, instrument or certificate relating thereto; and (e) all other notices, demands and protests, and all other formalities of every kind in connection with enforcement of the Obligations or of the obligations of the Guarantor hereunder, the omission of or dalay in which, but for the provisions of this Section 4, might constitute grounds for relieving the Guarantor of its obligations hereunder.

SECTON 5. Waiver of Subrogation Rights by the Guarantor. The Guarantor hereby acknowledges and agrees that under no circumstances shall the Guarantor be entitled to be subrogated to any rights of any Owner in respect of the obligations performed by the Guarantor hereunder or otherwise, and the Guarantor hereby expressly and irrevocably waives each and every such right of subrogation and any claims, reimbursements, right or right of action relating thereto (howsoever arising). The Guarantor hereby further acknowledges and agrees that no payment or performance hereunder by the Guarantor shall give rise to any claim of the Guarantor against any Owner.

SECTION 6. Representations and Warranties of the Guarantor. The Guarantor represents and warrants, as of the date hereof, to the Owners as follows:

(a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its businesses as presently conducted, to own its properties and to enter into and to perform its obligations under this Guarantee and has not failed to qualify to do business in any jurisdiction where failure so to qualify would materially and adversely affect its financial condition or its ability to perform its respective obligations under this Guarantee;

(b) the execution, delivery and performance by the Guarantor of this Guarantee have been duly authorized by all necessary corporate action, do not contravene any Applicable Law presently binding on the Guarantor, and do not and will not contravene the provisions of, or constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material contract, agreement or instrument to which it is a party by which it or any of its properties is or may be bound or affected and which would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee;

(c) the execution, delivery and performance by the Guarantor of this Guarantee do not require the consent, approval, authorization, or order of, or giving of notice to, or registration with, or taking of any other action in respect of, any Governmental Entity, other than such consents, approvals, authorizations, orders, registrations, notices or actions the failure of which to obtain would not have a Material Adverse Effect on the Guarantor, or a material adverse effect upon its ability to perform any of its obligations under this Guarantee; provided, if any of the foregoing are not required hereby or by the other Transaction Documents or by Applicable Law to be obtain, given or taken on or before Closing Date, the same will be made or obtained in the ordinary course of business when required; and

(d) this Guarantee has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, duly enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) the audited consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as of December 25, 2005, and the related audited statement of its earnings and cash flows for the period then ended, have been prepared in accordance with GAAP and fairly present the financial condition of the Guarantor and its consolidated subsidiaries taken as a whole as of such dates and the results of operations for the fiscal period then ended.

(f)	the Guarantor owns indirectly all the issued and outstanding capital stock or membership interests of the Charterer;

SECTION 7. Financial Information. (a) Within 10 days of the filing thereof with the Securities and Exchange Commission (“SEC”) or, if the Guarantor is not required to file such financial statements with the SEC, within 120 days of the Guarantor’s fiscal year-end, a copy of the audited annual financial statements of the Guarantor shall be delivered to the Owners, provided that this covenant shall be deemed to have been fulfilled by the posting on the Guarantor’s website of such financial statements.

(b) Within 10 days of the filing thereof with the SEC or, if the Guarantor is not required to file such financial statements with the SEC, within 60 days of the Guarantor’s fiscal quarter then ended, a copy of the unaudited quarterly financial statements for such fiscal quarter shall be delivered to the Owners, provided that this covenant shall be deemed to have been fulfilled by the posting on the Guarantor’s website of such financial statements.

SECTION 8. Consolidation or Merger. The Guarantor shall not acquire a Person or consolidate or merge with or into any other Person or sell, convey, assign, transfer, charter or otherwise dispose of substantially all of its property to any Person unless:

(A)	either (x) the Guarantor is the surviving Person; or (y) the Person formed by or surviving any such consolidation, charter or merger (if other than the Guarantor) or to which such sale, conveyance, assignment, transfer or other disposition has been made expressly assumes all the obligations of the Guarantor under the Guarantee and other Transaction Documents; and

(b)	the surviving Person who is the Guarantor remains in compliance with the terms and provisions of this Guarantee and the other Transaction Documents.

This Section 8 shall not apply to a merger or consolidation, or sale, conveyance, assignment, transfer, charter or other disposition of the Guarantor with an Affiliate solely for the purpose, and with the effect, of reincorporating the Guarantor in another jurisdiction of the United States.

SECTION 9. Notices. Every notice, request or demand or other communication under this Guarantee shall: be in writing (whether or not any such communication is specified to be in writing) and in the English language and delivered personally, by certified mail or by prepaid courier delivery services such as Federal Express, DHL or other similar services or facsimile (confirmed in the case of a facsimile, by prepaid airmail letter sent within 24 hours of dispatch); and be deemed to have been received, in the case of a facsimile, at the time of dispatch with a transmission confirmation appearing at the end of the communication (provided, however, that, in the case of a facsimile, if the date of dispatch is not a business day in the state of the addressee it shall be deemed to have been received at the opening of business on the next such business day) and, in the case of a letter, when delivered personally or by courier; provided, however, that if personal delivery or delivery by courier of a notice is tendered but refused, such notice, shall be effective upon such tender;

(a)	be sent if:

(1)	to any Owner to:

c/o Ship Finance International Limited

P.O. Box HM 1593

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM08 Bermuda

Attention: Vice President Finance

Facsimile: (441) 295-3494

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attention: Gary J. Wolfe

Facsimile: (212) 480-8421

(2)	to the Guarantor to:

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, NC 28211

Attention: Mark Urbania

Facsimile: (704) 973-7010

Telephone: (704) 973-7049

or to such other addressee or facsimile number as may be notified by one party to the other parties under this Guarantee.

SECTION 10. Miscellaneous.

(a) The Guarantor will make each payment hereunder in lawful money of the United States and in immediately available funds to the applicable Owner at its address specified in Section 12 of this Guarantee or to such other address as such Owner may designate for itself by like notice.

(b) No amendment of any provision of this Guarantee shall be effective unless it is in writing and signed by the Guarantor and each of the Owners, and no waiver of any provision of this Guarantee, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by each of the Owners as to itself, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Owners to exercise, and no delay in exercising any right hereunder, shall operate as a waiver hereof. The rights and remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(d) Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guarantee (i) shall be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, (ii) shall inure, together with all rights and remedies hereunder, to the benefit of Owners and their respective successors and permitted assigns and (iii) may be assigned by the Owners to the Security Trustee under the Credit Agreement to secure its obligations to the Lenders under the Credit Agreement.

(f) GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

(i) THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL

MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THIS GUARANTEE IS BEING DELIVERED IN THE STATE OF NEW YORK.

(ii) EACH PARTY HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING UNDER OR ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT MAY BE INSTITUTED IN THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YOU LOCATED IN NEW YORK COUNTY, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, PROVIDED, THAT NOTHING CONTAINED IN THIS SECTION 13(f) SHALL AFFECT THE RIGHTS OF ANY PERSON TO BRING ANY SUCH ACTION, SUIT OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT THAT SUCH PERSON OR ANY OF ITS PROPERTY IS OR BECOMES ENTITLED AT ANY TIME TO ANY IMMUNITY ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE FROM ANY LEGAL ACTION SUIT OR PROCEEDING, FROM SET-OFF OR COUNTERCLAIM, FROM THE JURISDICTION OF ANY COMPETENT COURT, FROM SERVICE OF PROCESS, FROM ATTACHMENT PRIOR TO JUDGMENT, FROM ATTACHMENT IN AID OF EXECUTION, OR FROM EXECUTION PRIOR TO JUDGMENT, OR OTHER LEGAL PROCESS IN ANY JURISDICTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY FOR ITSELF AND ITS PROPERTY DOES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE NOT TO PLEAD OR CLAIM, ANY SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF. SUCH AGREEMENT OR WAIVER SHALL BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL IN ANY AND ALL JURISDICTIONS INCLUDING UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES. EACH PARTY HEREBY GENERALLY CONSENTS TO THE SERVICE OF PROCESS AT ITS ADDRESS SPECIFIED FOR NOTICE IN SECTION 12.

(iii) EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS GUARANTEE. EACH PARTY ACKNOWLEDGES THAT THE WAIVER OF JURY TRIAL BY IT IN THIS SECTION 13(f)(iii) IS A MATERIAL INDUCEMENT TO THE

OTHER PERSONS TO ENTER INTO A BUSINESS RELATIONSHIP WITH IT AND THAT SUCH PARTIES HAVE RELIED ON THIS SECTION 13(f)(iii) IN ENTERING INTO THE TRANSACTION DOCUMENTS.

(iv) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT FINAL JUDGMENT AGAINST IT RENDERED BY SUCH COURTS IN ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR WITHOUT THE UNITED STATES, BY SUIT ON THE JUDGMENT. A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF ITS OBLIGATIONS AND LIABILITIES.

(v) EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS SECTION 13(f)(v) WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO THIS SECTION 13(f) FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS SECTION 13(f) IS IRREVOCABLE AND UNCONDITIONAL AND SHALL APPLY TO ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE.

(g) Section heading in this Guarantee are included in this Guarantee for the convenience of reference only and shall not constitute a part of the Guarantee for any other purpose.

(h) The Guarantor hereby agrees to execute and deliver all such instruments and to take all such action as the Owner or its permitted assigns, as applicable, may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed by an officer thereunto duly authorized, as of the date first above written.

HORIZON LINES, INC.

By:	/s/ M. Mark Urbania
Name:	M. Mark Urbania
Title:	Sr. Vice President & CFO

Acknowledged, Accepted and Agreed to by:

HL TIGER LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL HUNTER LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL HAWK LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL FALCON LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HL EAGLE LLC

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member